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                                                                    EXHIBIT 99.1



    ACCRUE SOFTWARE ROUNDS OUT SENIOR MANAGEMENT TEAM WITH KEY APPOINTMENTS
         INCLUDING CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF SALES

        Management additions strengthen Accrue's operational, financial, sales and technology expertise

FREMONT, CALIF., OCTOBER 24, 2001 -- Rounding out its management team, Accrue Software, Inc. (NASDAQ: ACRU) today announced the appointment of Gregory S. Carson as chief financial officer (CFO) and Richard J. D'Angelo as vice president of worldwide sales. In addition, the company announced the promotion of John D'Albis to chief technology officer (CTO).

"A successful technology company requires operational and financial prowess, cutting-edge technology, and the ability to help its customers understand and implement that technology," said Jeffrey Walker, president and CEO of Accrue Software, Inc. "In our plan to re-build Accrue's market leadership, we have sought an energized team that can continue our progress towards stronger financial performance, successful launch on our new analytics solution, and improved customer delivery and satisfaction. We have achieved a key objective by completing the management team."

GREG CARSON, CHIEF FINANCIAL OFFICER

Greg Carson brings to Accrue Software more than 20 years of senior financial management experience with large public companies as well as venture-backed companies. He will oversee Accrue's financial, accounting and administrative functions. Harrison Paist, vice president-finance and interim chief financial officer, will serve as a consultant to the company during Carson's transition.

Previously, Carson served as chief financial officer for Business Engine Software, a professional service automation software company, where he was responsible for all financial and administrative functions by emphasizing strong infrastructure and processes to support the company's rapid growth. During his tenure, Carson oversaw the operational processes that more than doubled the company's growth. Carson has also held a variety of senior financial management positions in the computer software, financial services and healthcare industries at companies such as the Morgan Health Group; Choice Computer Corp.; GTE Interactive Services; and Deloitte Haskins and Sells.

Carson holds an M.B.A. from the University of Chicago and a B.B.A. from the University of Georgia. He is a Certified Public Accountant.

RICHARD J. D'ANGELO, VICE PRESIDENT OF WORLDWIDE SALES

As the new vice president of sales, Richard J. D'Angelo will leverage his more than 20 years of computer-related sales experience to oversee Accrue's worldwide sales operations.

D'Angelo joins Accrue from Moai Technologies, a provider of online sourcing solutions, where he successfully rebuilt all field operations including pre- and post-sales, telemarketing, direct and indirect sales and services, and helped grow the company's annual revenue more than 50 percent in less than a year.

D'Angelo has also held management and sales positions at Entegrity Solutions, Inc.; Pyramid Technology; Sequent Computer Systems; Hewlett-Packard Company; and EDS.

He received his B.S. degree in Business Administration and his M.B.A degree from Northeastern University in Boston, Massachusetts.

JOHN D'ALBIS, CHIEF TECHNOLOGY OFFICER
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Former chief architect at Accrue, John D' Albis will continue to leverage his years of technology experience to oversee the company's technology strategy. D'Albis replaces Bob Page, founder and former CTO, who will continue with Accrue as a key technology and product strategy advisor.

D'Albis has more than 20 years of experience in the software industry, with a special focus on analytic and Internet technologies. In September 2000, D'Albis joined Accrue Software as chief architect as a result of Accrue's acquisition of Pilot Software, and was recently appointed Accrue's CTO.

Prior to the acquisition, D'Albis was the CTO responsible for Pilot's global development effort with teams in Cambridge, Massachusetts and Stafford, U.K. Prior to Pilot, D'Albis was with Computer Corporation of America. D'Albis holds a B.A. in chemistry from Dartmouth College.

ABOUT ACCRUE SOFTWARE, INC.

Accrue Software (NASDAQ: ACRU) is a leading provider of Internet analytics solutions that helps companies understand, predict and respond to online customer behavior. Accrue's solutions help companies improve customer loyalty and profitability, and streamline Internet operations. Accrue has more than 500 customers, including industry leaders such as Deutsche Telekom, Dow Jones, Eastman Kodak Company, Gateway, Macy*s and MTV.

Accrue Software was founded in 1996 and is headquartered in Fremont, California, with regional sales offices throughout the U.S. and international headquarters in Cologne, Germany. Accrue has strategic partnerships with leading technology vendors, including Art Technology Group, BEA, BroadVision, DoubleClick, IBM, Oracle, Sun Microsystems and Vignette. Accrue Software can be reached at 1-888-4ACCRUE or 510-580-4500 and at www.accrue.com.

                                       ###

Accrue, Accrue Insight, Hit List, and Pilot Software are trademarks of Accrue Software, Inc. All other trademarks are the sole property of their respective owners.

MEDIA CONTACT
Aimee L. Quemuel
Ventaja Communications, Inc.
(415) 753-9005
aimee@ventajacom.com


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